UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
July 16, 2010

NEOGENOMICS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-72097	74-2897368
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

12701 Commonwealth Drive, Suite 9, Fort Myers, Florida (Address of principal executive offices)	33913 (Zip Code)

(239) 768-0600
 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors;Appointment of Certain Officers; Compensatory Arrangements of CertainOfficers.

Effective as of July 16, 2010, Marydawn Miller, age 49, has been appointed to the position of Vice President of Information Technology of NeoGenomics, Inc. (the “Company”).  Ms. Miller served from September 2009 until March 2010 as Director of Information Technology for Exiqon Diagnostics, a life science and diagnostics company, where she was responsible for information technology, infrastructure, telecommunications and capital project delivery.  Ms. Miller provided contract project management for Boston Scientific Corporation, a developer, manufacturer and marketer of medical devices, from April 2009 to September 2009.  From January 2005 to March 2009, she was the Regional IT Director for Hospital Services, a business unit of Quest Diagnostics Incorporated, a provider of diagnostic testing, information and services.  Ms. Miller served as the Senior Director, Information Technology for Genzyme Genetics, a biotechnology company providing genetic testing products and services, from January 2002 to January 2005.  Ms. Miller received a M.S. degree in Software Engineering from Penn State University, a M.B.A., Finance from Villanova University and a B.S. degree in Mechanical Engineering from Clarkson University.

NeoGenomics Laboratories, Inc. (“NeoGenomics Laboratories”), the Company’s wholly-owned subsidiary, and Ms. Miller are parties to an offer letter dated June 16, 2010 (the “Offer Letter”) with respect to Ms. Miller’s employment as Vice President of Information Technology. The Offer Letter provides that Ms. Miller’s start date would be on July 16, 2010 and that her salary would be $140,000 per year.  Beginning with the fiscal year ending December 31, 2010, Ms. Miller is also eligible to receive an incentive bonus payment which will be targeted at 20% of her base salary based on 100% achievement of goals set forth by the President or CEO of NeoGenomics Laboratories and approved by the Board of Directors for such fiscal year.  Ms. Miller is also entitled to participate in all medical and other benefits that NeoGenomics Laboratories has established for its employees.  Ms. Miller will also be eligible for up to four (4) weeks of paid time off per year.

The Offer Letter also provides that Ms. Miller will be granted an option to purchase up to 40,000 shares of the Company’s common stock at an exercise price equivalent to the closing price per share at which such stock was quoted on the NASDAQ Bulletin Board on the date prior to Ms. Miller’s start date.  The option has a five year term, subject to continued employment, and 10,000 shares of such option will vest on the first, second, third and fourth anniversaries of employment.

The Company and Ms. Miller entered into a Confidentiality, Non-Solicitation and Non-Compete Agreement in connection with the Offer Letter.  NeoGenomics Laboratories and Ms. Miller also entered into a Relocation Agreement in connection with the Offer Letter pursuant to which NeoGenomics Laboratories agreed to reimburse Ms. Miller for up to $20,000 in the aggregate for certain commuting, temporary housing and permanent relocation expenses.  Ms. Miller further agreed to return a portion of such reimbursed relocation expenses to NeoGenomics Laboratories in the event she resigns from his employment within the time period specified in such agreement.

Item 9.01.             Financial Statements and Exhibits.

(a)           Not applicable

(b)           Not applicable

(c)           Not applicable

(d)           Exhibits.

10.47       Offer Letter between NeoGenomics Laboratories, Inc. and MarydawnMiller dated June 16, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEOGENOMICS, INC. By: /s/ Jerome J. Dvonch Jerome J. Dvonch Principal Accounting Officer

Date: July 20, 2010

Exhibit Index

Exhibit No.	Description

10.47	Offer Letter between NeoGenomics Laboratories, Inc. and Marydawn Miller dated June 16, 2010